                                                                     Exhibit 4.2


                               WARRANT AGREEMENT

                                 By and Between

                               MICRUS CORPORATION

                                      and

                          ROBERTS MITANI CAPITAL, LLC

                         Dated as of December 11, 2000

                               WARRANT AGREEMENT

          WARRANT AGREEMENT dated as of December 11, 2000 by and between MICRUS CORPORATION, a Delaware corporation (the "Company"), and ROBERTS MITANI CAPITAL, LLC (the "Agent").

          The Company proposes to issue to the Agent a warrant as hereinafter described (the "Agent Warrant") to purchase up to an aggregate 377,142 shares, subject to adjustment as provided in Section 8 hereof (such shares, as adjusted, being hereinafter referred to as the "Shares") of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"). All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain Engagement Agreement, dated March 24, 2000, as amended April 30, 2000, by and between the Company and the Agent (the "Engagement Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows;

          1. Issuance of Warrants: Form of Warrant. The Company will issue, sell and deliver the Agent Warrant to the Agent or its bona fide officers and/or directors. The form of the Agent Warrant and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Agent Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President and Chief Operating Officer or any Vice President of the Company, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

          2. Agent Warrant Registration. The Agent Warrant shall be numbered and shall be registered in a register to be maintained by the Company (the "Agent Warrant Register"). The Company shall be entitled to treat the registered holder of the Agent Warrant on the Agent Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Agent Warrant on the part of any other person, and shall not be liable for any registration of transfer of the Agent Warrant which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to be bad faith. The Agent Warrant shall be registered initially in the name of Roberts Mitani Capital, LLC in such denomination as the Agent may request in writing to the Company; provided, however, that the Agent may designate that all or a portion of the Agent Warrant be issued in varying amounts in separate Agent Warrants directly to its bona fide officers, directors, employees and/or consultants and not to the Agent.

          3. Transfer of Warrants. Subject to compliance with applicable federal and state securities laws, the Agent Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company; provided, however, that to the extent the transferee is not a party to the Company's Amended and Restated Stockholders' Agreement dated August 28, 2000, as amended from time to time (the "Stockholders' Agreement"), such transfer shall be further subject to such transferee agreeing in writing that upon exercise of this Warrant such transferee and the Warrant Shares issued upon exercise of this Warrant will be subject to the Stockholders' Agreement. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Agent Warrant or Agent Warrants to the persons entitled thereto. The Agent Warrants may be exchanged at the option of the Holder thereof for another Agent Warrant, or other Agent Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent.

          4.        Term of Warrants: Exercise of Warrants

                    (a) The Agent Warrant entitles the Holder thereof to purchase the Shares at a purchase price of $3.84 per Share (the "Exercise Price") at any time from the date of this Warrant Agreement until 5:00 p.m., Eastern Standard Time, on, December 11, 2005 (the "Warrant Expiration Date"). Prior to the Warrant Expiration Date, the Company will not take any action which would terminate the Agent Warrant. The Exercise Price and the Shares issuable upon exercise of the Agent Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth below and in such Agent Warrant, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Agent Warrant as follows:

     (i) Cash Exercise. The exercise may be effected by the surrender of the Agent Warrant, together with a duly executed copy of the form of Notice of Election attached thereto, to the Secretary of the Company at its principal offices; and the payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased; or

     (ii) Net Exercise. In lieu of exercising this Warrant pursuant to (i) above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of the Agent Warrant (or the portion thereof being canceled) by surrender of the Agent Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                         X =       Y(A-B)
                                   ------
                                     A

               Where:

               X = The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

               Y = The number of shares of Common Stock in respect of which the net issue election is made;

     A = The Fair Market Value of one share of the Common Stock at the time the net issue election is made;

     B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 4, the "Fair Market Value" of one share of Common Stock as of a particular date shall be as determined pursuant to Section 4(b) hereof; provided, that, if the Agent Warrant is being exercised upon the closing of the Company's initial public offering, the value will be the initial "Price to Public" of one share of Common Stock specified in the final prospectus with respect to such offering.

     (b) For the purpose of any computation under this Agreement, the Fair Market Value per share of Common Stock at any date shall be:

     (i) if the Common Stock is publicly traded, the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the National Association of Securities Dealers Automated Quotations ("NASDAQ") system or any comparable system, or if the Common Stock is not listed on the NASDAQ system or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose; and

     (ii) if the Common Stock is not publicly traded, the price per share of the Company's most recent offering of newly issued stock, whether common or preferred.

     (c) Upon each surrender of the Agent Warrant in accordance with Section 4(a)(i) or (ii) hereof, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Agent Warrants and in such name or names as such Holder may designate (so long as surrender or transfer would not violate the Act or any applicable state securities laws), a certificate or certificates for the number of full Shares so purchased upon the exercise of such Agent Warrant, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Agent Warrant as aforesaid (and payment of the Exercise Price with respect to Section 4(a)(i) hereof). The rights of purchase represented by the Agent Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that any Agent Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Agent Warrant or Agent Warrants will be issued for the remaining number of Shares specified in the Agent Warrant so surrendered.

     (d) The Holder agrees that upon exercise of the Agent Warrant such Holder and the Shares issued upon exercise of the Agent Warrant will be subject to the Stockholders' Agreement, including all rights and obligations therein, and will enter into such agreements and instruments reasonably requested by the Company to be bound by such Stockholders' Agreement.

     5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of the Agent Warrants.

     6. Mutilated or Missing Warrants. In case any of the Agent Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated, lost, stolen or destroyed Agent Warrant, a new Agent Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence or an affidavit of Holder reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Agent Warrant. An applicant for such substitute Agent Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7. Reservation of Shares, etc. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Agent Warrants. Any transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Agent Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Agent Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Agent Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Agent Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Agent Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Agent Warrants subsequent to the Warrant Expiration Date.

     8. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities issuable upon exercise of each Agent Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Preferred Stock or Common Stock (or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above) then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. Such reclassification, reorganization and consolidation may include without limitation a transfer of Company's assets to an affiliate company to be formed under the laws of Switzerland or similar entity. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

      (c) Whenever the number of Shares purchasable upon the exercise of each Agent Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Agent Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

      (d) Upon the expiration of any rights, options, warrants, conversion rights or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Agent Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants, conversion rights or exchange privileges.

      (e) The Company may, at its option, at any time during the term of the Agent Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company, for any length of time.

      (f) Whenever the number of Shares issuable upon the exercise of each Agent Warrant or the Exercise Price of such Shares if adjusted, as herein provided, the Company shall promptly mail by first class mail postage prepaid, to each Holder notice of such adjustment or adjustments at such Holder's address appearing on the Agent Warrant Register. The Chief Financial Officer of the Company shall make any computation required by this Section 8 and shall execute a certificate (the "CFO Certificate") setting forth the number of Shares issuable upon the exercise of each Agent Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Each Holder shall have the right to inspect the CFO Certificate during reasonable business hours. In the event that a Holder shall dispute the determination set forth in the CFO Certificate, the Company shall retain, at its expense, a firm of independent public accountants (who may be regular accountants employed by the Company) to make the required computation and to prepare a certificate which shall set forth the information required in the CFO Certificate. Such certificate shall be conclusive on the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

          (g) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of an Agent Warrant or upon the exercise of an Agent Warrant.

          (h) In case of any consolidation of the Company with or merger of, the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Agent Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Agent Warrant been exercised immediately prior to such action. The provisions of this paragraph (k) shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (i) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Agent Warrants pursuant to this Agreement, certificates for the Agent Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

          (j) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (a) or (b) above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Agent Warrant and the Exercise Price of such Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs
(a) or (b) above, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

     9. Fractional Interests. The Company shall not be required to issue fractions of Shares on the exercise of the Agent Warrants. If more than one Agent Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Agent Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Agent Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

     10. Registration Rights.

     (a) The Company shall provide to the Agent or any subsequent Holders of the Shares those registration rights provided for Holders of shares of the Company's stock as provided in Section 4 of the

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Stockholders' Agreement, including participatory registration rights for a
Designated Offering and Piggyback Registration rights, as defined in the Stockholders' Agreement. These registration rights are provided pursuant to this Warrant Agreement and shall remain in effect for the term of this Warrant Agreement, notwithstanding any termination or amendment of the Stockholders' Agreement. The registration rights granted pursuant to this Section 10(a) will remain, however, governed by the definitions and conditions of the Stockholders' Agreement, including the notice, exercise and participation time periods thereof, notwithstanding any termination or amendment of the Stockholders' Agreement.

            (b) For purposes of this Section 10, the term "Holder" shall include holders of Shares. Nothing in this Section 10, however, shall be deemed to require the Company to register the Agent Warrant, it being understood that the registration rights granted hereby relate only to the Shares issuable or issued upon exercise of the Agent Warrants and any securities issued in substitution or exchange therefor.

      11. Notices to Holders.

            (a) Nothing contained in this Agreement or in the Agent Warrant shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

            (b) In the event the Company intends to make any distribution of its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of the Agent Warrant), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue, offer, or request any waiver with respect to any subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of the Agent Warrants at such Holder's address appearing on the Agent Warrant Register.

      12. Notices. Any notice pursuant to this Agreement to be given or made by the Holder of any Agent Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Agent Warrants and/or the holders of Shares:

Micrus Corporation
495 Clyde Avenue
Mountain View, California 94043
Attn: Mr. J. Todd Derbin, President and CEO

with a copy to:

Weil Gotshal & Manges LLP
2882 Sand Hill Road, Suite 280
Menlo Park, California 94025
Attn: Richard Millard, Esq.; Chris Storey, Esq.

            Notices or demands authorized by this Agreement to be given or made by the company to the Holder of any Agent Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Agent Warrant Register or the books of the Company, as the case may be. Any such notice to the Agent shall be, addressed as follows or to such other address as the Agent may designate by notice given in accordance with this Section 12:

Roberts Mitani Capital, LLC
885 Third Avenue, Suite 2800
New York, New York 10022
Attention: Bruce E. Roberts, Esq.

with a copy to:

Morrison Cohen Singer & Weinstein, LLP
750 Lexington Avenue
New York, New York
Attention: Henry A. Singer, Esq.

          13. Binding Effect; Successors and Assigns. The terms and provisions of this Agreement and the respective rights and obligations of the parties hereunder shall be binding upon the respective successors and assigns, and inure to the benefit of, their respective permitted successors and assigns, including without limitation any entity that acquires all or substantially all of the assets of the Company or which is the surviving entity in a merger or consolidation with the Company.

          14. Governing Law. This Agreement and each Agent Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of California. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

          15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

          16. Supplements. The parties may hereafter enter into an agreement or other instrument supplemental hereto and which thereafter shall form a part hereof to provide for the issuance of additional warrants hereunder. All supplements, amendments and modifications to this agreement shall be in writing and executed by the parties hereto.



                       [SIGNATURE PAGE FOLLOWS THIS PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


                                       MICRUS CORPORATION


                                       By: /s/ J. Todd Derbin
                                           ------------------------------------
                                           J. Todd Derbin
                                           President & CEO

Attest: [Illegible]
        ----------------------


                                       ROBERTS MITANI CAPITAL, LLC


                                       By: /s/ Bruce E. Roberts
                                           ------------------------------------


Attest: [Illegible]
        ----------------------

                                   EXHIBIT A

                   VOID AFTER 5:00 P.M. EASTERN STANDARD TIME

                              ON DECEMBER 11, 2005

Title:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN
OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                    WARRANT TO PURCHASE CLASS A COMMON STOCK
                                       OF
                               MICRUS CORPORATION

NO:                                                               377,142 SHARES

     This Warrant is issued to Roberts Mitani Capital, LLC ("RMC"), or its registered assigns ("Holder"), by Micrus Corporation, a Delaware corporation (the "Company"), on December 11, 2000 (the "Warrant Issue Date"). This Warrant (the "Warrant") is issued pursuant to the terms of that certain Warrant Agreement between the Company and RMC dated December 11, 2000 (the "Warrant Agreement") as provided for in the Engagement Agreement between Company and RMC dated March 24, 2000, as amended April 30, 2000 (the "Engagement Agreement").

     1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 377,142 fully paid and nonassessable shares (the "Warrant Shares") of Class A Common Stock of the Company ("Common Stock").

     2. Exercise Price. The purchase price for the Warrant Shares shall be $3.84 per share. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

     3. Exercise Period. This Warrant shall be exercisable, in whole or in part, on the date of its issuance, and it shall remain so exercisable until 5:00 p.m., Eastern Standard Time, on, December 11, 2005 (the "Warrant Expiration Date").

     4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

          (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

     5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

              Y(A-B)
          X = ------
                A

Where:    X=   The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

          Y= The number of Warrant Shares in respect of which the net issue election is made,

          A= The Fair Market Value of one share of the Common Stock at the time the net issue election is made;

          B=   The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the Fair Market Value of one share of Common Stock as of a particular date shall be as determined pursuant to Section 4(b) of the Warrant Agreement; provided, that, if the Warrant is being exercised upon the closing of the Company's initial public offering, the value will be the initial "Price to Public" of one share of Common Stock (issuable upon conversion of such Preferred Stock) specified in the final prospectus with respect to such offering.

     6. Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the notice of exercise.

     7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable.

      8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Preferred Stock or Common Stock (or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

            (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. Such reclassification, reorganization and consolidation may include without limitation a transfer of Company's assets to an affiliate company to be formed under the laws of Switzerland or similar entity. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

            (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

      9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

          10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant as provided in Section 15 hereto or the Warrant Agreement as provided therein.

          11. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company; provided, however, that to the extent the transferee is not a party to the Company's Amended and Restated Stockholders'
Agreement dated August   , 2000, as amended from time to time (the
"Stockholders' Agreement"), such transfer shall be further subject to such transferee agreeing in writing that upon exercise of this Warrant such transferee and the Warrant Shares issued upon exercise of this Warrant will be subject to the Stockholders' Agreement. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

          13. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

          14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of shares of Preferred Stock issued or issuable upon exercise of Warrants. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Warrant Shares purchased under this Warrant at the time outstanding (including securities into which such Warrant Shares have been converted), each future holder of all such Warrant Shares, and the Company.

          15. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (a) upon personal delivery,
(b) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (c) one day after being sent, when sent by professional overnight courier service, or (d) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     16. Attorney's Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     17. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     18. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

                       [SIGNATURE PAGE FOLLOWS THIS PAGE]

     IN WITNESS WHEREOF, Micrus Corporation has caused this Warrant to be executed by an officer thereunto duly authorized.


                                                  /s/ J. Todd Derbin
                                             ----------------------------
                                             By: J. Todd Derbin
                                                 President and CEO

                               NOTICE OF EXERCISE
                               ------------------

To: MICRUS CORPORATION

          The undersigned hereby elects to:

--------  (a)  Purchase ------------- shares of Series A Common Stock of Micrus
               Corporation, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

          OR

--------  (b)  Exercise the attached Warrant for [all of the shares] [----------
               of the shares] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

          The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                        ROBERTS MITANI CAPITAL, LLC:

                                        By: --------------------------------

                                             Name:
                                             Title:



                                        Address:

                                        ------------------------------------


                                        ------------------------------------

                                        Date: ------------------------------

                                        Name in which shares should be
                                        registered:


                                        ------------------------------------





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